SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PITTWAY CORP DEL

          GABELLI FOUNDATION
                                 9/11/97              500-           62.1125
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/16/97            2,000-           61.4480
               THE GABELLI EQUITY TRUST,INC.
                                11/03/97            2,800            62.4339
                                10/31/97            2,000            61.1875
                                10/08/97           35,200            65.8000
                                10/07/97            1,800            65.2722
                                10/01/97            3,000            64.7583
                                 9/29/97              200            64.5500
                                 9/26/97            2,400            63.7063
          GAMCO INVESTORS, INC.
                                10/14/97            1,500-           64.9167
                                10/02/97              500-           64.8750














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.






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